                                                                   EXHIBIT 10.34

                               SUBLEASE AGREEMENT


         This Sublease Agreement is made between GULLIVER RITCHIE ASSOCIATES, INC. (hereinafter referred to as "SUBLESSOR"), and NFRONT, INC. (hereinafter referred to as "SUBLESSEE");

                                   WITNESSETH:

         WHEREAS, SUBLESSOR has heretofore entered into that certain Lease dated July 3, 1996 attached hereto as Exhibit "B", (hereinafter referred to as the "Lease") with 40 Tech Park, L.P., successor in interest to The First National Bank of Chicago, as Trustee for New England Mutual Life Insurance Company Mortgage Pass Through Certificates, Series 1993-1, (hereinafter referred to as "Landlord"), on certain Premises described as 40 Technology Park, Suite 100, Norcross, Georgia 30092 (hereinafter called "Lease"); and

         WHEREAS, SUBLESSOR and SUBLESSEE mutually desire that SUBLESSEE sublease the entire Premises covered by the Lease from SUBLESSOR; and

         WHEREAS, the Lease requires that the Landlord under said Lease consents to and approves said Sublease;

         NOW, THEREFORE, subject to the said consent of the Landlord under the Lease, SUBLESSOR hereby subleases under the Lease to SUBLESSEE on an "as is" basis, the entire Premises, covered by the Lease totaling approximately 8,484 rentable square feet as shown on Exhibit "A", attached hereto and by this reference incorporated herein, for a term commencing on June 1, 1999 and extending through and including November 30, 1999 at an Annual Base Rental of $101,808.00 payable $8,484.00 (inclusive of all rent, taxes and other operating costs) monthly on the first of each month.

In addition, SUBLESSOR and SUBLESSEE agree further as follows:

1. Said rent shall be paid by SUBLESSEE to SUBLESSOR in advance, not later than the first day of each month, and the first month's rent shall be paid upon execution of this Sublease. Thereafter, rent shall be forwarded to SUBLESSOR not later than the first day of the month for which the rent is paid at the following address:

                          Gulliver Ritchie Associates, Inc.
                          303 Research Drive
                          Suite 200
                          Norcross, GA 30092

2. Each party represents that it has not had dealings with any real estate broker, finder or other person, with respect to this Sublease and transaction in any manner except Wm. Leonard & Co. Wm. Leonard & Co. has represented the SUBLESSEE in this transaction and SUBLESSOR shall pay Wm. Leonard & Co. a commission pursuant to a separate agreement and shall hold SUBLESSEE harmless from all costs and damages resulting from any claims that may be asserted against SUBLESSEE by any broker, finder or other person with whom SUBLESSOR has dealt.

3. SUBLESSEE agrees to fully perform unto SUBLESSOR and Landlord severally, all of the obligations of SUBLESSOR (except SUBLESSOR'S obligations to pay rent including all taxes and other operating costs and any escalations thereto to Landlord) under Lease with respect to the subleased Premises and to accord SUBLESSOR all of the rights, privileges and indemnities with respect to the subleased Premises which the Landlord has with respect to and from SUBLESSOR under the Lease.

4. SUBLESSOR and SUBLESSEE agree to perform and comply with all of the terms, provisions, covenants and conditions of the Lease Agreement and not to do or suffer anything which would result in a default under or cause the Lease Agreement to be terminated or forfeited.

5. Any notice or demand which must or may be given or made by a party hereto shall be in writing signed by an authorized representative of such party given by certified or registered mail sent,

  In the case of SUBLESSOR to:              In the case of SUBLESSEE to:

  Gulliver Ritchie Associates, Inc.                  nFront, Inc.
  303 Research Drive                                 520 Guthridge Court
  Suite 200                                          Suite 100
  Norcross, GA 30092                                 Norcross, Georgia 30092

6. This Sublease shall be upon all of the terms, covenants, conditions and provisions as provided in the Lease Agreement as applicable to the Premises demised hereunder except such (a) as because of the passage of time now are inapplicable to this Sublease; or (b) are by this Sublease specified to be of no effect; or (c) are inconsistent with the express provisions set forth herein; and the provisions of which Lease Agreement are deemed included herein and made a part hereof as if herein at length set forth.

7. SUBLESSOR represents to SUBLESSEE that the copy of said Lease Agreement and Amendments thereto, which is attached hereto, is a true copy thereof, as the same now exists; that the Lease Agreement is in full force and effect, and has not been modified or canceled; that SUBLESSOR has no knowledge of any material default by Landlord or SUBLESSOR thereunder; and that SUBLESSOR has received no notices of SUBLESSOR'S default thereunder from Landlord.

8. SUBLESSEE shall take the Premises on an "as is" basis. SUBLESSEE shall obtain approval of SUBLESSOR and if necessary, Landlord, on any additional changes which SUBLESSEE wishes to make to the Premises, provided that SUBLESSOR shall cooperate with SUBLESSEE in obtaining approval of Landlord.

9. It is understood and agreed by SUBLESSOR and SUBLESSEE that nothing herein nor the approval and consent of the Landlord shall release the SUBLESSOR from the full and faithful performance of all of its obligations to Landlord under the herein referenced Lease Agreement.

10. Time is of the essence of this Sublease. This Sublease and the rights and obligation of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of Georgia.

11. This Sublease contains the entire agreement of the parties hereto and no representations inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force or effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This sublease can not be modified or terminated orally.

12. Upon execution of this Sublease, SUBLESSEE shall pay a security deposit in the amount of

Two Thousand and no/100 dollars ($2,000.00) to SUBLESSOR. Upon termination of this Sublease and surrender of the Premises by SUBLESSEE, the security deposit shall be returned to SUBLESSEE, provided that SUBLESSOR may hold said security deposit for a period of fifteen (15) days following surrender of possession and may deduct from the amount refunded any rental due and payable, the costs of repairing any damage or replacing any damaged portion of the Premises and costs of cleaning the Premises if SUBLESSEE fails to do so prior to surrender of possession.

13. SUBLESSEE may utilize the network panel and cabling presently located in the Premises at no charge to SUBLESSEE, provided however, SUBLESSEE shall not relocate any of the cabling or the network panel.

         IN WITNESS WHEREOF, the undersigned parties have executed this Sublease Agreement by and through their duly authorized representatives on the 1st day of June, 1999 subject to the approval of Landlord under said Lease.

SUBLESSEE:                             SUBLESSOR:

NFRONT, INC.                           GULLIVER RITCHIE ASSOCIATES, INC.


By:  /s/ Jeffrey W. Hodges             By: /s/ Gulliver Ritchie Associates, Inc.
  --------------------------              --------------------------------------
Title:  CFO                            Title: By its President & COO
      ----------------------                 -----------------------------------

                                    EXHIBIT A

                          [Description of the Premises]

                                    EXHIBIT B

                              40 TECHNOLOGY PARKWAY
                         OFFICE BUILDING LEASE AGREEMENT


         This Lease Agreement (the "Lease") is entered into as of the 3rd day of July, 1996, by and between The First National Bank of Chicago, as Trustee for New England Mutual Life Insurance Company Mortgage Pass Through Certificates, Series 1993-1 ("Landlord") and Gulliver Ritchie Associates, Inc. ("Tenant").

                                   WITNESSETH:

         1. Definitions and Basic Provisions. Certain definitions and provisions (the "Basic Lease Information") of this Lease are:



Lease Date:            June 1, 1996

Tenant:                Gulliver Ritchie Associates, Inc.

Tenant's Address:      Suite 100
                       40 Technology Parkway
                       Norcross, Georgia 30092

Contact:               Guy E. Diedrich
                       Telephone:  770/242-0292

Landlord:              The First National Bank of Chicago, as Trustee for New
                       England Mutual Life Insurance Company Commercial Mortgage
                       Pass Through Certificates, Series 1993-1

Landlord's Address:    Koll Management, Inc.
                       Suite 1900
                       3399 Peachtree Road
                       Atlanta, Georgia 30326

Copy to:               Lennar Partners, Inc.
                       Suite 3500
                       600 Peachtree Street
                       Atlanta, Georgia 30308

                  1.2 Premises: Suite No. 100 in the office building located at 40 Technology Parkway, South (the "Building"), known as 40 Technology Park. The Building and the land upon which it is situated, which land is more particularly described in Exhibit "A" hereto are herein sometimes collectively called the "Project".

                  1.3 Lease Term. The period commencing on August 1, 1996 (or the earlier date Tenant occupies the Premises, subject to adjustment provided in the Lease (the "Commencement Date"), and continuing for Sixty-One (61) months thereafter. If the Commencement Date is a date other than the first day of a month, the Lease Term shall consist of said number of months in addition to the remainder of the days in the month in which the Commencement Date occurs.

         Base Rental Schedule; Additional Rent.

         Throughout the term of this Lease, Tenant hereby agrees to pay a base rental in accordance with the following Schedule for each year of the term of this lease:


                                      Annual                            Monthly
             Year                Base Rental Rate                       Rental
             ----                ----------------                      ---------
               1                    $106,050.00                        $ 8,837.50
               2                    $114,534.00                        $ 9,544.50
               3                    $120,897.00                        $10,074.75
               4                    $125,139.00                        $10,428.25
               5                    $131,502.00                        $10,958.50

         Tenant also agrees to pay Additional Rent in accordance with Section
3.2 attached hereto.

                  1.4 Security Deposit: $8,837.50

         Tenant's Share: The percentage that expresses the ratio between the number of rentable square feet comprising the Premises (8,434), and the number of rentable square feet of the Building (37,136), which, for the purposes of the Lease, shall be 22.85%.

                  1.5 Permitted Use: General office purposes.

                  1.6 Lease Year: The period of twelve (12) months or less commencing with the Commencement Date and ending at midnight on the following December 31, each successive period of twelve (12) months thereafter during the Lease Term, and the final period of twelve (12) months or less commencing on January 1 of the year in which the Lease Term expires. During any Lease Year within the Lease Term that is less than twelve (12) full months, any amount to be paid for such period shall be prorated, based on the actual number of months and the actual number of days of any partial month assuming each month to have thirty (30) days.

         2.       Lease Grant.

                  2.1 In consideration of rent to be paid and the other covenants and agreements to be performed by Tenant, Landlord does hereby lease, demise and let unto Tenant the Premises, shown in the plan attached hereto as Exhibit "A-1", commencing on the Commencement Date and ending on the last day of the Lease Term, unless sooner terminated as herein provided. No easement for light, air or view is granted, given or implied herein.

                  2.2 From and after the date hereof, Landlord shall construct the Premises in accordance with the Final Plans (the "Plans") described in Exhibit "G" attached hereto, and any changes or amendment thereto which are properly authorized by Landlord and Tenant, and shall proceed with due diligence with such construction so that construction is completed on or before August 30, 1996. When the Premises have been substantially completed in accordance with the Plans (subject to normal minor "punch-list" items which do not materially interfere with Tenant's intended use and occupancy of the Premises) and Landlord has obtained a certificate of occupancy entitling Tenant to occupy the Premises, Landlord shall notify Tenant that the Premises are ready for occupancy.

Landlord shall diligently complete as soon as reasonably possible any items of work not completed when the Premises are ready for occupancy. Landlord shall assign to Tenant all applicable third party warranties and guaranties obtained by Landlord in connection with the construction of such improvements. As used herein, the term "Commencement Date" shall mean that date which is the earlier to occur of (i) the issuance of a Certificate of Occupancy establishing that the Premises are ready for occupancy by Tenant or (ii) Tenant's actual occupancy of a majority of the Premises. Notwithstanding anything contained herein or in
Section 29 to the contrary, in the event that the Commencement Date does not occur prior to September 30, 1996 through no fault of Tenant, Tenant shall have the right to terminate this Lease by written notice to Landlord, whereupon all security deposit, advance rent and other deposit paid by Tenant to Landlord shall be promptly refunded by Landlord whereupon neither party shall have any further rights or obligations hereunder. If this Lease is executed before the Premises become vacant, or otherwise available for occupancy, or if any tenant or occupant of the Premises holds over, and Landlord cannot acquire possession of the Premises prior to the Commencement Date, Landlord shall not be in default hereunder, and Tenant shall accept possession of the Premises when Landlord is able to tender the same. Within ten (10) days after request of Landlord, Tenant shall give Landlord a document confirming the Commencement Date, and certifying that Tenant has accepted delivery of the Premises and that the condition of the Premises complies with Landlord's obligations hereunder subject to such matters as may be described therein. Such document shall be in the form attached hereto as Exhibit "B", and by this reference incorporated herein.

                  3. Rent.

                  3.1 Base Rent. Tenant agrees to pay to Landlord in advance on or before the first day of each month the Base Rent, subject to adjustment as hereinafter provided, without deduction or set off except as may be provided herein, for each month of the entire Lease Term. The first such monthly installment together with the Security Deposit shall be due and payable by Tenant to Landlord upon execution of this lease, and a like monthly installment shall be due and payable without demand on or before the first day of each calendar month succeeding the Commencement Date during the Lease Term. Rent for any period of less than a full month shall be prorated, based on one thirtieth (1/30) of the current monthly rent for each day of the partial month this Lease is in effect. Landlord and Tenant acknowledge and agree that notwithstanding any provision herein to the contrary, the base Monthly Rent payable during the first month of the Lease term shall be $0.00, with the full base Monthly Rent set forth in the Schedule in Paragraph 1.3 hereinabove commencing on the second month after the Commencement Date and continuing thereafter throughout the Lease Term.

                  3.2 Payment of Operating Costs by Tenant. In addition to the Base Rent, Tenant agrees to pay as Additional Rent to Landlord, Tenant's Share of estimated "Operating Costs" (as hereinafter defined in Paragraph 3.2.3 hereof) in excess of the Operating Costs for the Building for calendar year 1996 (the "Initial Operating Costs"), on a per square foot per annum basis and adjusted as required herein, which Additional Rent shall be due in twelve (12) equal installments in each Lease Year. All payments of Tenant's Share of Operating Costs shall be due and payable without demand, deduction or set off in advance on or before the first day of each month of the Lease Term beginning January 1997. During any Lease Year within the Lease Term that is less than twelve (12) full months, any amount to be paid with respect to such period shall be proportionately adjusted based on that portion of the Lease Year that this Lease is in effect.

                           3.2.1    Calculation of Operating  Costs.  On or
before December 15 of each Lease Year, Landlord shall provide Tenant with Landlord's estimate of Tenant's Share of Operating Costs in excess of the Initial Operating Costs for the following Lease Year (the "Estimated Operating Costs"). Beginning on the January 1 of each Lease Year the amount of Tenant's Share of Estimated Operating Costs shall be adjusted to the amount set forth in Landlord's notice. As promptly as practical after the end of each Lease Year, Landlord shall compute the actual Operating Costs for the such previous

Lease Year. If Tenant's Share of the actual Operating Costs in excess of the Initial Operating Costs is greater than the amount Tenant paid to Landlord as Tenant's Share of the Estimated Operating Costs for the previous Lease Year, Tenant shall, within fifteen (15) days after receipt of notice of Tenant's Share of actual Operating Costs, pay to Landlord as Additional Rent an amount equal to the difference between Tenant's Share of actual Operating Costs and Tenant's Share of Estimated Operating Costs. If Tenant's Share of the actual Operating Costs for any Lease Year is less than the amount Tenant paid to Landlord as Tenant's Share of Estimated Operating Costs for such Lease Year, such excess amount shall be applied against the installment of Additional Rent next coming due until the same has been fully applied, provided however that any such excess amount paid in the final Lease Year shall be promptly refunded by Landlord to Tenant.

                           3.2.2    Adjustments  to  Operating  Costs.
Notwithstanding anything to the contrary contained herein, if the Building is not fully occupied during any calendar year, appropriate adjustments shall be made to determine Operating Costs as though the Building has been fully occupied in such calendar year.

                           3.2.3    Definitions.  The  definitions set forth in
this Section 3.2.3 shall be applied whenever any of the following terms are used in Section 3.2.

                           3.2.3.1  Operating Costs:  shall mean all costs paid
by Landlord or its representatives in connection with the ownership, management, maintenance, operation, leasing, insuring, repairing, redecorating, cleaning and securing of the Building, as determined by Landlord to be necessary or appropriate, including, without limitation, all of the following costs:

                                    (a)     All wages, salaries, and related
expenses of all on-site and off-site agents, employees and contractors engaged in the management, operation, maintenance, repair, redecoration, cleaning, and security of the Building, plus the costs of all management, maintenance, and security offices in the Building.

                                    (b)     All supplies and materials used and
labor charges incurred in the management, operation, maintenance, repair, redecoration, cleaning and security of the Building.

                                    (c)     All equipment purchased or leased
for the performance of Landlord's obligations hereunder and used solely for the Project.

                                    (d)     All management, maintenance,
cleaning, security and other service agreements for the Building and the equipment therein, including, without limitation, alarm service, security service, window cleaning, and elevator and escalator maintenance.

                                    (e)     All accounting and engineering fees
and expenses, including, without limitation, the cost of audits by certified public accountants.

                                    (f)     All insurance premiums, including,
without limitation, fire, casualty, extended coverage, public liability, rent abatement, boiler, and worker's compensation insurance applicable to the Building, Landlord's employees and Landlord's personal property used in connection therewith.

                                    (g)     All common area redecorating
(including painting, wallpapering and floor covering), maintaining and repairing of the Building, structural or non-structural, including, without limitation, the mechanical, electrical, heating, ventilating and air conditioning equipment, landscape maintenance and the replacement of trees and shrubbery.

                                    (h)     All removing of trash, rubbish,
garbage and other refuse from the Building, as well as removal of ice and snow from the sidewalks, driveways and parking lots.

                                    (i)     All amortization of capital
improvements (including accounting, legal, architectural and engineering fees incurred in connection therewith) made to the Building subsequent to the Commencement Date which (i) will improve operating efficiencies; (ii) may be required by any law; or (iii) improve or enhance the health of persons in the Building or safety of the Building.

                                    (j)     All charges for electricity, gas,
water, sewer, and other utilities furnished to or services or privileges made available to users of the Building.

                                    (k)     All ad valorem property taxes
covering all real and personal property constituting a part of the Building, including, but not limited to, all general and special assessments of every kind, but not including the personal property of any other tenant.

                                    (l)     All other expenses of owning,
maintaining, operating, insuring, securing, managing, cleaning, redecorating or repairing the Building.

                           3.2.3.2  Notwithstanding any of the foregoing to the
contrary, Operating Costs shall not include:

                           (a)      Costs which are required to be reimbursed
to Landlord by other tenants, directly or indirectly;

                           (b)      Costs of leasehold improvements;

                           (c)      Payment of any return on equity to any owner
of the Building;

                           (d)      Costs reimbursed by proceeds of insurance;

                           (e)      Costs of the initial of the Building or any
depreciation thereof;

                           (f)      Payments of claims, damages or expenses
resulting from any grossly negligent or willful misconduct of Landlord or any of its authorized representatives;

                           (g)      Commissions payable to any real estate
broker(s) for the leasing of space in the Building;

                           (h)      The cost of any work done by Landlord for
and at the expense of any particular tenant(s) in the Building or for which Landlord is entitled to reimbursement from a third party;

                           (i)      Legal fees, auditing fees, or other
professional fees and expenses paid by Landlord to enforce the obligations of any other actual or prospective tenant in the Building;

                           (j)      Interest or penalties resulting from
Landlord's negligent failure to pay applicable real property taxes on the Project in a timely manner;

                           (k)      Costs to Landlord for repairs or work
required to be made or done on the Project as the result of fire, windstorm, or other insurable casualty or by the exercise of eminent domain;

                           (l)      Mortgage financing including any interest or
debt or amortization payments on any mortgages and/or under any ground lease or underlying leases on the Project;

                           (m)      Compensation paid by Landlord to persons
engaged in commercial concessions operated by Landlord (and not by a third party) on the Project (e.g. newspaper stand, shoeshine service, valet parking service);

                           (n)      Expenses paid by Landlord for the
advertising and promotion of space for rent in the Building;

                           (o)      Salaries, wages and benefits of Landlord's
employees above the level of "Property Manager";

                           (p)      Painting or repainting any portion of the
Building other that general exterior painting not paid for by any tenant; and

                           (q)      Costs incurred by Landlord resulting from
the purchase of art objects decorations for the Building.

                  3.3 If any installment of the Base Rent, Additional Rent or any other sums owed by Tenant to Landlord under this Lease, is not received within five (5) days after the due date thereof, without implying Landlord's consent to such late payment, Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of the Base Rent or such other sum owed, a late payment charge equal to five percent (5%) of the installment of the Base Rent or such other sums owed. Said late payments charge shall constitute liquidated damages and shall be for the purpose of reimbursing Landlord for additional costs and expenses which Landlord expects to incur in connection with the handling and processing of late installment payments of the Base Rent and such other sums owed by Tenant to Landlord hereunder. If there is a late payment by Tenant, the damages resulting to Landlord will be difficult to ascertain precisely, and the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such damages and does not constitute interest. Notwithstanding the foregoing, such late charges shall not apply to any sums which may have been advanced by Landlord to or for the benefit of Tenant to this Lease.

                  3.4 The Security Deposit shall be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. Such deposit shall not considered an advance payment of rent or a measure of Landlord's damages in a default by Tenant. Upon any event of default by Tenant, Landlord may (but shall not be obligated to), with prejudice to any other remedy, use the Security Deposit to the extent necessary to fund any arrearage of Rent and any other damage, injury, expense or liability caused to Landlord by such event of default. Following such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied to restore the Security Deposit to its original amount. If there is not then an event of default, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon termination of this Lease. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and following such assignment and written assumption by such Transferee, Landlord shall have no further liability for the return of the Security Deposit.

                  3.5 All sums other than Base Rent payable by Tenant to Landlord under this Lease shall constitute Additional Rent. Base Rent and Additional Rent are herein referred to collectively as "Rent". All Rent due hereunder shall bear interest from the date until paid in full at a rate equal to the lesser of: (a) the prime interest rate in effect from day to day at NationsBank of Georgia, plus three (3) percentage points; or (b) the maximum legal rate allowed by law (the "Default Rate"). If more than the maximum legal rate of interest should ever be collected with regard to any sum due hereunder, said excess amount shall be credited against future payments of Rent accruing thereafter. If no such further Rent accrues hereunder, said excess sums shall be promptly refunded by Landlord to Tenant upon demand by Tenant.

                  3.6 No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or to pursue any other remedy.

                  3.7 Tenant shall have the right, at its sole cost and expense, and subject to the provisions of this Paragraph 3.7, to review and audit Landlord's records relating to actual Operating Costs for the preceding Lease Year, which records Landlord agrees to keep at its principal office or at the office of Landlord's property manager. In the event that Tenant desires to so review and audit Landlord's records, such audit and review shall occur within ninety (90) days of the expiration of the Lease Year to be reviewed and not less than fifteen (15) business days from the date Landlord receives advance written notice of same from Tenant. Any such audit shall be conducted by a Certified Public Accountant in accordance with Generally Accepted Accounting Principles consistently applied, shall be conducted at the office where such records are kept during normal business hours, shall not unreasonably interfere with such office's operations, shall be performed at Tenant's sole cost and expense, shall not be made more than once during any Lease Year, and shall be limited to the actual operating Costs for the immediately preceding Lease Year. In the event that such audit shows that the actual Operating Costs for the Lease Year reviewed were overstated, Landlord shall have the right at its own expense and within sixty (60) days of receiving a written copy of Tenant's audit, to perform its own audit. In the event that Landlord's audit confirms overstatement of actual Operating Costs, Landlord shall apply Tenant's Share of any such overage against the next installment of Additional Rent next coming due until the same has been fully applied, provided however that any such excess amount paid in the final Lease Year shall be promptly refunded by Landlord to Tenant. In the event that Tenant's audit reveals that the actual Operating Costs were understated, Tenant shall promptly pay to Landlord Tenant's Share of the amount understated.

         4.       Intentionally Omitted.

         5.       Landlord's Obligations.

                  5.1 Subject to the limitations hereinafter set forth, Landlord shall furnish Tenant while occupying the Premises and while Tenant is not in default under this Lease facilities to provide (a) water at those points of supply provided for general use of tenants of the Building; (b) heat and air conditioning in season, from 8:00 a.m. to 6:00 p.m. Monday through Friday and from 9:00 a.m. to 1:00 p.m. on Saturdays, except for holidays, at temperatures and amounts reasonably considered by Landlord to be standard, such service at night and on Saturday afternoons, Sundays and holidays to be furnished only at the written request of Tenant, who shall pay upon demand Landlord's customary charges for such services; (c) janitorial services to the Premises on weekdays other than holidays and window washing as may, in Landlord's judgment, be reasonably required; and (d) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may limit the number of elevators to be in operation at times other than during customary business hours for the Building and on holidays. Landlord also agrees to maintain the public and common areas (the "Common Facilities") of the Building such as lobbies, stairs, corridors and restrooms in reasonably good order and condition, except for damage caused by Tenant or its employees, agents or invitees. If Tenant desires services specified in this

Section at any time other than times herein designated, such service shall be supplied to Tenant only at the request of Tenant delivered to Landlord before 3:00 p.m. on the business days preceding such extra usage. Tenant shall pay to Landlord as Additional Rent the cost of such service upon receipt of a bill therefor.

                  5.2 Without additional cost to Tenant, Landlord shall provide standard electric lighting and current for Tenant's use of the Premises and shall make available electric lighting and current for the common areas of the Building in the manner and to the extent deemed by Landlord to be standard. If Tenant's use of electric current (a) exceeds 110 volt power, or (b) exceeds that required for routine lighting and operation of general office machines (such as typewriters, desktop computers, dictating equipment, desk model adding machines and the like) which use 110 volt electrical power, then the Tenant shall pay on demand the cost (as determined by Landlord) of any such excess. Without Landlord's prior consent, Tenant shall not install any data processing or computer equipment in the Premises or any other equipment which it shall require for its use other than the normal electrical current or other utility service. Whenever heat generating machines or equipment (other than general office machines described above) are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord shall have the right to install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof (as determined by Landlord), including without limitation, the cost of installation, separate metering, operation, use and maintenance, shall be paid by Tenant to Landlord on demand. The rate charged by Landlord shall not exceed the rate prevailing for Tenant as a user as established by the applicable rate classification published from time to time by the local electric power company or other utility supplier. The obligation of the Landlord to make available such public utilities shall be subject to the rules and regulations of the supplier of such utilities and of any municipal or other governmental authority regulating the business providing such utility service. Tenant will be billed monthly for such additional utility service and all such charges shall be considered due upon delivery of such bill and be deemed Additional Rent due from Tenant.

                  5.3 Landlord shall not be liable or responsible to Tenant for loss, damages or expense Tenant sustains or incurs if either the quantity or character of any utility service is changed by the service provider or is no longer available from a public service provider. Tenant covenants and agrees that its use of a electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installations. Any riser or risers or wiring required or necessary to meet Tenant's excess electrical requirements upon written request of Tenant will be installed by Landlord at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants). If Landlord gives any such notice of discontinuance, Landlord shall make all the necessary arrangements with the public utility supplying the utilities to the Premises with respect to obtaining such additional utility service to the Premises, but Tenant will contract directly with such public utility for the supplying of such additional utility service to the Premises).

                  5.4 Failure to any extent to make available, or any slow-down, stoppage or interruption of, these defined services resulting from any cause (including, but not limited to, Landlord's compliance with (a) any voluntary or similar governmental or business guideline now or hereafter published or (b) any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation and maintenance of the Building) shall not render Landlord liable for damages to person, property, or business (except in the case of Landlord's gross negligence or willful misconduct), nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. If any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of rent or damages for any interruptions in service occasioned thereby or resulting therefrom (except in the case of Landlord's gross negligence or willful misconduct).

                  5.5 Tenant's obligations to pay Additional Rent pursuant to this Article 5 shall constitute to the actual date of expiration or termination of this Lease. If Landlord terminates this Lease without waiving Landlord's right to seek damages against Tenant, Tenant's obligation to pay any and all Additional Rent pursuant to this Article 5 shall not terminate as a result thereof.

         6. Tenant Improvements. The Landlord has agreed to make improvements to the Premises. The provisions governing the planning, construction, scope of work and terms of payment shall be set forth in Exhibit "G", which, if attached hereto, is incorporated herein by this reference.

         7. Permitted Use. Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extra hazardous on account of fire, nor shall Tenant use, store, discharge any "Hazardous Material" as defined in
Section 45 hereof, nor permit anything to be done which will in any way increase the rate of insurance on the Building or contents; and if, by act of and to the extent caused by Tenant, there is any increase in the rate of insurance on the Building or contents created by Tenant's acts or conduct, then Tenant shall pay to Landlord the amount of such increase on demand. Acceptance of such payment shall not constitute a waiver of any of Landlord's other rights provided herein. Tenant will conduct its business and control its agents, employees and invitees to not create any nuisance, nor interfere with, annoy or disturb other tenants or Landlord in the management of the Building. Tenant will maintain the Premises in a clean, healthful and safe condition and will comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies of bodies having jurisdiction thereof) with reference to the use, condition or occupancy of the Premises. Tenant will not, without the prior consent of Landlord, paint, install lighting or install any signs, window or door lettering or advertising media of any type on or about the Premises except as set forth on the Plans and Specifications described on Exhibit "G" attached hereto. The foregoing notwithstanding, Landlord agrees that Tenant shall have the right to utilize a portion of the available space on the sign marquis located or to be located at the entrance driveway for the Property in the area marked as "sign location" on the plat of survey attached hereto as Exhibit I and made a part hereof, upon which to place Tenant's sign. The size of such sign shall not exceed Tenant's Share of the available space on the marquis (after deducting the area of the Building identification sign), and the design of such sign shall be subject to Landlord's approval, such approval not to be unreasonably withheld. Landlord shall not obstruct the view of such sign from adjoining accessways and rights-of-ways.

         8. Tenant's Repairs and Alterations. (a) Tenant will not deface or injure the Building, and will pay the cost of repairing any damage or injury done to the Building or any part thereof by Tenant or Tenant's agents, employees or invitees. Tenant shall take good care of the Premises and keep them from waste and nuisance of any kind. Tenant shall keep the Premises, including all fixtures installed by Tenant, in good condition, and to make all necessary non-structural repairs except those caused by fire, casualty or acts of God covered by Landlord's insurance policy covering the Building, if any. The performance by Tenant of its obligations to maintain and make repairs shall be conducted only by contractors and subcontractors reasonably consented to by Landlord, and Tenant shall procure and maintain and shall cause such contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord requires in connection with such maintenance and repair. Tenant shall prohibit any contractor it engages or subcontractor or material suppliers engaged through such contractor from filing from any notice or notices of commencement of public record as a part of or in connection with work on the Premises. Tenant hereby further covenants and agrees to provide Landlord with copies of any notices Tenant receives in connection with such work.

         (b) If Tenant fails to make the repairs described above within fifteen
(15) days after the occurrence of the damage or injury, Landlord may at its option make such repairs, and Tenant shall, upon demand therefor, pay Landlord for the cost thereof. At the end or termination of this Lease, Tenant shall deliver the Premises with all improvements located thereon (except as otherwise herein provided) in good repair and condition, reasonable wear and tear and casualty and condemnation excepted; and shall deliver to Landlord all keys to the Premises. Tenant will not make or allow to be made any alterations or physical additions in or to the Premises without the prior written consent of Landlord. All alterations, additions or improvements (whether temporary or permanent in character) made in or upon the Premises by Landlord or Tenant shall be Landlord's property on termination or expiration of this Lease and shall remain on the Premises without compensation to Tenant, provided that Landlord, at its option, may by notice to Tenant, require Tenant to remove any such alterations, additions or improvements at Tenant's cost and restore the Premises to the condition of the Premises at the Commencement Date, normal wear and tear and condemnation and casualty excepted. All furniture, movable trade fixtures and equipment installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant elects, and shall be removed if required by Landlord, or if not removed shall, at the option of Landlord, become the property of Landlord. All such installations, removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the Premises or the structure of the Building or the plumbing, electrical or other utilities.

         9.       Subletting and Assigning.

                  9.1.1 Tenant shall not assign, mortgage or encumber this Lease, nor sublet, suffer or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord. Which consent shall not be unreasonably withheld. If this Lease is assigned, or if the Premises or any part hereof be sublet or occupied by anyone other than Tenant, without Landlord's prior written consent, Landlord may collect from the assignee, subtenant or occupant, and apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be a waiver of this covenant, or the acceptance of the assignee, subtenant or tenant, or a release of Tenant from the further performance of its covenants herein contained. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining landlord's consent to any further assignment or subletting.

                  9.1.2 For the purposes of this Lease, an "assignment" prohibited by this Article 9 shall be deemed to include the following: if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law) of any one or more of the partners thereof, or the dissolution of the partnership; or, if Tenant consists of more than one person, a purported assignment, transfer, mortgage of encumbrance (voluntary, involuntary, by operation of law or otherwise) from one thereof to the other or other thereof, or to any third party; or, if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock or otherwise) of fifty percent (50%) or more of its capital stock from the ownership existing on the date of execution hereof, or, the sale of fifty percent (50%) of the value of the assets of Tenant.

                  9.1.3 Notwithstanding the foregoing, without Landlord's consent, but upon ten (10) days' notice to Landlord, this Lease may be assigned, or the Premises may be sublet, to any corporation which is a parent, subsidiary or affiliate of Tenant. For the purpose of this Section a "parent" shall mean a corporation which owns one hundred percent (100%) of the outstanding stock of Tenant, a "subsidiary" shall mean any corporation one hundred percent (100%) of whose outstanding stock shall be owned by Tenant, and an "affiliate" shall mean any corporation one hundred percent (100%) of whose outstanding stock shall be owned by Tenant's parent.

                  9.2 No less than twenty (20) days prior to the effective date of a proposed assignment or sublease (other than one made pursuant to Subsection 9.1.3), Tenant shall offer to reconvey to landlord, as of said effective date, that portion of the Premises which Tenant is seeking to assign or sublet, which offer shall contain an undertaking by Tenant to accept as full and adequate consideration for the reconveyance. Landlord's release of Tenant from all future Rent and other obligations under this Lease for the Premises or portion thereof so reconveyed. Landlord, in its absolute discretion, shall accept or reject the offered reconveyance within twenty (20) days of the offer. If Landlord accepts, the reconveyance shall be evidenced by an agreement acceptable to Landlord in form and substance. If Landlord fails to accept or reject the offer within the twenty (20) day period, Landlord shall have rejected the offer.

                  9.3 If Landlord rejects or is deemed to have rejected Tenant's offer of reconveyance and if Landlord gives its consent to any assignment of this lease or to any sublease, or if Tenant is otherwise permitted to make any assignment or sublease pursuant to this Lease, Tenant shall in consideration therefore, pay to Landlord, as Additional Rent:

                           9.3.1   For an assignment, an amount equal to all
sums and consideration paid to Tenant by the assignee for or by reason of such assignment (including any sums paid for the sale, rental, or use of Tenant's Property in excess of the then unamoritized value of Tenant's Property as reflected in Tenant's federal income tax returns) less the reasonable brokerage commissions, alteration costs and legal fees, if any, actually paid by Tenant in connection with such assignment; and

                           9.3.2    For a sublease, any rents, additional charge
or other consideration payable under the sublease to Tenant by the subtenant (including any sums paid for the sale, rental or use of Tenant's Property in excess of the then unamoritized value of Tenant's Property as reflected in Tenant's federal income tax returns) that are in excess of the Rent during the term of the sublease with respect to the subleased space, less the reasonable brokerage commissions, alteration costs, and legal fees, if any, actually paid by Tenant in connection with such subletting.

         The sums payable hereunder shall be paid to Landlord as and when payable by the assignee or subtenant to Tenant.

         9.4 Tenant shall reimburse Landlord on demand for any reasonable costs that Landlord may incur in connection with said assignment or sublease, including the reasonable costs of investigating the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent.

         9.5 No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of its obligations hereunder.

         10. Indemnity. Landlord shall not be liable for and Tenant will indemnify and save harmless Landlord of and from all fines, suits, demands, losses and actions (including attorneys' fees) for any injury to person(s) or damage to or loss of property in or about the Premises caused in whole or in part by the negligence or misconduct of, or breach of the Lease by Tenant, its employees, subtenants, invitees or by any other person entering the Premises or the Building under express or implied invitation of Tenant, or arising out of Tenant's use of the Premises. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of god, public enemy, criminal conduct of third parties, injunction, riot, strike, insurrection, war, court order, requisition of other governmental body or authority, by other tenants of the Building or any other matter, or for any injury or damage or inconvenience which may arise through repair or alteration of any party of the Building, or failure to make repairs, or from any cause whatever except Landlord's grossly negligent or willful misconduct. Landlord shall and does hereby indemnify and hold Tenant harmless from and against any and all loss, damage, claim, demand, liability, or expense (including court costs and attorney's fees, including without limitation, any damage or injury to person or property arising out of, as a result of, or in connection with the willful misconduct or gross negligence of Landlord hereunder.

         11. Subordination. This lease and all rights of Tenant hereunder are subject and subordinate to any deeds to secure debt, mortgages or any other instruments of security, as well as to any ground leases, that now or hereafter cover all or any part of the Building, the land situated beneath the Building or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such instruments, so long as the holder of any such security instrument agrees in writing not to disturb Tenant's possession and rights hereunder, unless Tenant is in default hereunder, after the expiration of any applicable grace, notice and/or cure period. This provision shall be self-operative and no further instrument shall be required to effect such subordination of this Lease except for such non-disturbance agreement. Tenant shall, however upon demand execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the reasonable judgment of Landlord may be necessary or proper to confirm or evidence such subordination. Notwithstanding the generality of the foregoing provisions of this Section, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any such instruments to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate. Tenant further covenants and agrees upon demand by Landlord's mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any such instruments, or sale of the Building pursuant to any such instruments, to attorn to such purchaser upon any such sale and to recognize such purchaser as Landlord under this Lease. The agreement of Tenant to attorn upon demand of Landlord's mortgagee contained in the immediately preceding sentence shall survive any such foreclosure sale. Tenant shall upon demand at any time or times before or after any such foreclosure sale, execute, acknowledge and deliver to Landlord's mortgagee any and all instruments and certificates that in the reasonable judgment of Landlord's mortgagee may be necessary or proper to confirm or evidence such attornment. Tenant hereby irrevocably appoints Landlord's mortgagee as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates.

         12. Rules and Regulations. Tenant and Tenant's agents, employees and invitees will comply with all the rules and regulations of the Building which are attached hereto as Exhibit "C", and made a part hereof. Landlord in its sole judgment shall have the right to change such rules and regulations or to promulgate other rules and regulations in a manner deemed advisable for safety, care, or cleanliness of the Building and related facilities or premises, and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of Tenant.

         13. Inspection. Landlord or its officers, agents, and representatives shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours after providing reasonable advance notice (or, in any emergency, at any hour without notice) to (a) inspect same or clean or make repairs or alternations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein) or (b) show the Premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

         14. Condemnation. If the Premises, or any part thereof, or if the Building or any portion of the Building, leaving the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date of this Lease or the Property or any portion of the property leaving less than ______ parking spaces on the Property, shall be taken or condemned in whole or in part for public purposes, or sold in lieu of condemnation, then the Lease Term shall, at the sole option of Landlord, forthwith cease and terminate. All compensation awarded for any taking (or sale proceeds in lieu thereof) shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant; provided, however, that Tenant shall have the right to apply for and collect the value of its trade fixtures and special equipment installed by it on the Premises and any other compensable damages resulting from such condemnation not affecting Landlord's settlement with the condemning authority. If this Lease is not terminated, Landlord may repair the damage to the Premises caused by the condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at landlord's expense unless Tenant agrees to fund the shortfall pursuant to disbursement procedures reasonably acceptable to Landlord.

         15. Casualty. If the Building is totally destroyed by fire, tornado, or other casualty or if the Premises or Building is so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, Landlord or Tenant may at its option terminate this Lease, in which event the Rent shall be abated during the unexpired portion of this Lease effective from the date of such damage. If the Building or the Premises are damaged by fire, tornado or other casualty covered by Landlord's insurance, but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date of such damage, or if the damage should be more serious but neither Landlord nor Tenant elects to terminate this Lease, Landlord shall within ninety (90) days after the date of such damage commence to rebuild or repair the Building and/or Premises and proceed with reasonable diligence to restore the Building and/or Premises to not less than substantially the same condition in which it was immediately prior to the casualty, except Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant in the Premises. There shall be a fair diminution of Rent during the time the Premises are unsuitable for occupancy and Landlord is unable to move Tenant to a substitute space in the Building. If any mortgagee under a deed to secure debt, security agreement or mortgage requires the insurance proceeds be applied against the mortgage debt, Landlord shall have no obligation to [Missing page from original] continue for a period of thirty (30) days following Tenant's receipt of written notice to cure from Landlord; provided, however, if such failure is not capable of cure within said thirty (30) day period, but is capable of cure, Tenant shall not be deemed in default, if Tenant commences to cure within said thirty (30) day period and diligently and in good faith prosecutes such cure to completion.

                  18.3 Tenant or any guarantor of Tenant's obligations hereunder shall make an assignment for the benefit of creditors.

                  18.4 Any petition shall be filed by or against Tenant or any guarantor of Tenant's obligations hereunder under any section or chapter of the Federal Bankruptcy Act, as amended from time to time, or under any similar law or statute of the United States or any State thereof and filed against Tenant, is not dismissed within sixty (60) days from the date of filing; or Tenant or any guarantor of Tenant's obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder.

                  18.5 A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder and such receiver or trustee is not dismissed within sixty
(60) days of its appointment.

                  18.6 Any writ of execution, attachment, or garnishment shall be levied against any interest of Tenant in this Lease, the Premises, or any property located in the Premises.

         19. Remedies. If Tenant defaults under this Lease, then without any notice or demand to Tenant whatsoever, Landlord shall have the right (but not any duty) to exercise, on a cumulative basis, any or all of the following remedies:

                  19.1 Landlord may continue this Lease in full force and effect, and proceed to collect all Rent when due.

                  19.2 Landlord may continue this Lease in full force and effect and may enter the Premises and relet all or any portion thereof to other parties for Tenant's account. Tenant shall pay to Landlord on demand all costs Landlord incurs in entering the Premises and reletting them, including, without limitation, brokers' commissions, expenses of repairs and remodeling, attorneys' fees, and all other actual costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. During the term of any reletting, Tenant shall pay to Landlord the Rent due under this Lease on the dates due, less any net rents Landlord receives from any reletting.

                  19.3 Landlord may, without any notice or demand whatsoever, terminate Tenant's rights under this Lease at any time. From and after any such termination, Landlord shall have the right to recover from Tenant all costs, expenses, losses and damages caused by, resulting from or incurred in connection with said default and/or termination, including, but not limited to:

                           19.3.1 An amount equal to all unpaid Rent that had
accrued prior to the time of
termination of this Lease;

                           19.3.2   An amount equal to (a) the amount of Rent
that would have accrued under this Lease between (i) the date of termination of this Lease, and (ii) the date the calculation is made under this subsection
19.3.2 if this Lease had not been so terminated; less (b) any net amounts of rent actually received by Landlord with respect to such time period; plus

                           19.3.3   An amount equal to (a) the present value of
all Rent (assuming that the Additional Rent payable hereunder for the future will be the same as for the most recent Lease Year) which would have accrued under this Lease had this Lease not been terminated, for the period of time between (i) the date of calculation of the amounts due under subsection 19.3.2, and (ii) the date the Lease Term would have expired if this Lease had not been so terminated; less (b) the present value of rent at that time being actually collected for comparable leases in the immediate geographic area of the Project; and

                           19.3.4   An amount equal to (a) all actual costs and
expenses, including but not limited to attorneys' fees, that have been incurred by Landlord prior to the date the calculation of said amounts if made, plus (b) the present value of all costs and expense, including but not limited to attorneys' fees, that with reasonable certainty are likely to be incurred thereafter by Landlord, which are reasonably necessary to compensate Landlord for all economic losses proximately caused by Tenant's default.

         In computing the present value of amounts for purposes of this subsection 19.3, a capitalization rate of eight percent (8%) per annum shall be used.

                  19.4 Without any showing of need or the presence of any statutory or common law grounds, all of which requirements are hereby expressly waived, Landlord may have a receiver appointed to take possession of and relet the Premises, in accordance with subsection 19.2. Tenant shall pay to Landlord on demand all costs Landlord incurs in connection therewith.

                  19.5 Landlord may cure any default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum to cure any default, the sum so paid by Landlord shall be immediately due from Tenant to Landlord on demand, and shall bear interest at the Default Rate from the date paid by Landlord until Landlord shall have been reimbursed by Tenant. Said sum, together with interest thereon, shall be Additional Rent.

                  19.6 Landlord may apply all or part of the Security Deposit, as provided in Section 3.3.

                  19.7 Landlord may exercise any or all other rights or remedies available at law or equity, including, without limitation, the right to obtain restraining orders, injunctions and decrees of specific performance.

                  19.8 Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord hereunder within a reasonable time depending upon the nature thereof (e.g., promptly in the event of imminent danger to person or property), but in no event later than thirty (30) days after Landlord's receipt of written notice from Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are reasonably required for its cure then Landlord shall not be in default if Landlord commences to cure within such thirty (30) day period and thereafter diligently and in good faith prosecutes such cure to completion. In the event that Landlord fails to so cure any such default following notice as aforesaid, Tenant may cure such default and thereafter make demand upon Landlord for the reasonable cost of such cure.

         20. Attorneys' Fees. If Landlord or Tenant brings any action under this Lease or consults or places said Lease, or any amount payable by the other party hereunder, with an attorney concerning or for the enforcement of such party's rights hereunder, each party agrees in each and any such case to pay to the prevailing party all costs, including, but not limited to, court costs and attorneys' fees in connection therewith.

         21. INTENTIONALLY OMITTED

         22. Mechanic's Lien. Tenant will not permit any mechanic's lien to be placed upon the Premises, the Building or any improvements thereon during the Lease Term caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant will promptly pay, bond, or otherwise discharge the same. If default in payment, bond, or discharge thereof shall continue for thirty (30) days after notice thereto from Landlord to Tenant, Landlord shall have the right at Landlord's option of paying the same without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much Additional Rent hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on demand.

         23. Waiver of Subrogation. Each party to this Lease (the "Waiving Party") hereby waives any cause of action it might have against the other party hereto on account of any loss or damage that is covered by any insurance policy that covers the Premises, Tenant's fixtures, personal property, leasehold improvements or business and which names Tenant as a party insured, it being understood and agreed that this provision is cumulative of Section 10 hereof. Tenant shall require its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against Landlord.

         24. Tenant's Insurance.

                  Tenant shall carry (at its sole expense during the Term):

                  (i) all-risk property insurance, insuring Tenant's interest in its improvements to the Premises and any and all furniture, fixtures, equipment, supplies, inventory, contents and other property owned leased, held or possessed by Tenant and contained therein, such insurance coverage to include business interruption insurance for one hundred percent (100%) of Tenant's gross revenues for a period of twelve (12) months. Such insurance shall be in an amount equal to the full replacement cost of such improvements and property, as such may increase from time to time, without deduction for depreciation, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler and machinery, flood, glass breakage and sprinkler leakage, and naming Landlord as loss payee as its interest may appear;

                  (ii) worker's compensation insurance required by applicable law;

                  (iii) comprehensive or commercial general liability insurance on an occurrence basis for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises by Tenant or Tenant's contractors, or arising out of the condition, use, or occupancy of the Premises, or other portions of the Building or Property, and covering Tenant's indemnification obligations imposed by Paragraph 15 of this Lease, the limits of such policy or policies to be in amounts not less than One Million and No/100 Dollars ($1,000,000) in primary liability coverage and Two Million and No/100 Dollars ($2,000,000) in excess liability coverage; and

                  (iv) primary automobile liability insurance with limits of not less than One Million and No/100 Dollars ($1,000,000) per occurrence, covering owned and non-owned vehicles used by Tenant.

         Landlord retains the right, in its sole discretion, to increase the amount of insurance required to be carried by Tenant not more frequently than annually based on such factors as inflation, Tenant's insurance claims history, the advice of Landlord's insurance advisors and any other relevant factors. Landlord and Tenant shall each have included in all policies of insurance respectively obtained by them with respect to the Building or Premises a waiver by the insurer of all right of subrogation against the other (and, with respect to Tenant's insurance, against Landlord's property manager) in connection with any loss or damage insured against. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other (and, with respect to Tenant, against Landlord's property manager), and agrees to release the other from liability for loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage. All said insurance policies shall be carried with companies licensed to do business in the state reasonable satisfactory to Landlord and shall be noncancellable except after thirty (30) days written notice to Landlord. Each policy shall name Landlord, Landlord's property manager and any other person designated by Landlord as additional insured and provide that it is primary to, and not contributing with, any policy carried by Landlord, Landlord's property manager, or other designated person covering the same loss. Tenant shall deliver duly executed certificates of such insurance to Landlord prior to the Commencement Date and at least twenty (20) days prior to the expiration of each prospective policy term. No insurance policy or policies required to be carried by Tenant will be subject to more than a $25,000.00 deductible limit without Landlord's prior written consent. Landlord reserves the right to require Tenant to carry such other insurance (including, without limitation and as applicable, plate glass insurance, automobile liability insurance, builder's risk insurance and liquor liability insurance) and endorsements in such amounts as Landlord in its sole but reasonable discretion may deem necessary or appropriate. If Tenant fails to take out of or keep in force any insurance required to be carried by Tenant, or to provide evidence of the same, Landlord shall have the right, but shall not be obligated, to obtain such insurance at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord for the cost thereof upon demand.

         25. Brokerage. KOLL MANAGEMENT SERVICES, INC. ("KOLL") HAS REPRESENTED LANDLORD IN THIS TRANSACTION. CB COMMERCIAL, INC. ("CB COMMERCIAL") HAS REPRESENTED TENANT IN THIS TRANSACTION. BOTH KOLL AND CB COMMERCIAL SHALL BE PAID A COMMISSION BY LANDLORD IN CONNECTION WITH THIS LEASE, UNDER A SEPARATE AGREEMENT. Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease other than with the brokers specifically identified above, and Tenant agrees to indemnify Landlord against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any broker or agent claiming the same by, through or under Tenant, other than with the brokers specifically identified above. Tenant shall cause the broker representing Tenant to execute a lien waiver to and for the benefit of Landlord, waiving all lien rights with respect to the Building or Project such broker has or might have.

         26. Change of Building Name. Landlord reserves the right to change the name by which the Building is designated.

         27. Estoppel Certificates. Tenant shall furnish from time to time when requested by Landlord or the holder of any deed to secure debt or mortgage covering the Building, the Premises, or any interest of Landlord therein, a certificate signed by Tenant confirming and containing such certifications and representations deemed appropriate by Landlord or the holder of any deed to secure debt or mortgage covering the Building, the Premises or any interest of Landlord therein, and Tenant shall, within ten (10) days following receipt of said certificate from Landlord, return a fully executed copy of said certificate to Landlord. If Tenant fails to return a fully executed copy of such certificate with appropriate modification to Landlord within said period, Tenant shall have approved and confirmed all of the provisions contained in such certificate.

         28. Notices. Each provision of this Lease or of any applicable laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

                  28.1 All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's Address set forth in Section 1.5 or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith, and

                  28.2 Any notice or document required to be delivered hereunder shall be deemed to be delivered if actually received and whether or not received when deposited in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested), addressed to the parties hereto at the respective addresses set forth in Article 1 or at such other address as either of said parties shall have theretofore specified by written notice delivered in accordance herewith.

         29. Force Majeure. When a period of time is prescribed for any action to be taken by Landlord, Landlord shall not be liable or responsible for and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord but in no event shall such delay exceed thirty (30) days.

         30. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         31. Amendments; Binding Effect. This Lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to

Tenant, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

         32. Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord, subject to the terms and conditions of this Lease.

         33. Gender. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         34. Joint and Several Liability. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

         35. Captions. The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

         36. Exhibits and Attachments. All exhibits, attachments, riders and addenda referred to in this Lease are incorporated into this Lease and made a part hereof for all intents and purposes.

         37. No Joint Venture. Landlord and Tenant are not and shall not be deemed to be partners or joint venturers with each other.

         38. Time of the Essence. Time is of the essence with regard to each provision of this Lease.

         39. Evidence of Authority. If Tenant is other than a natural person, Tenant shall deliver to Landlord such legal documentation as Landlord may request to evidence the authority of those signing this Lease to bind the Tenant.

         40. Governing Law. This Lease shall be construed and interpreted in accordance with and governed by the laws of Georgia.

         41. Entire Agreement. This Lease constitutes the entire agreement between the parties, and there is no other agreement between the parties relating in any manner to the Project.

         42. Exculpation. The term Landlord as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the Landlord's interest in the Building. Tenant acknowledges and agrees, for itself and its successors and assigns, that no trustee, director, officer, employee or agent of Landlord shall be personally liable for any of the terms, covenants or obligations of Landlord hereunder, and Tenant shall look solely to Landlord's interest in the Building for the collection of any judgment (or enforcement or any other judicial process) requiring the payment of money by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any obligation due Tenant or its successors or assigns.

         43. Covenants are Independent. Each covenant of Landlord and Tenant under this Lease is independent of each other covenant under this Lease, and no default by either party in performance of any covenant shall excuse the other party from the performance of any other covenant.

         44.      Intentionally Deleted.

         45.      Hazardous Materials.

                 45.1 Tenant shall not cause or permit any Hazardous Material (as defined in Section 45.3 below) to be brought, kept or used in or about the Building by Tenant, its agents, employees, contractors or invitees. Tenant hereby indemnifies Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all loss, damage, cost and/or expenses (including, without limitation, diminution in value of the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the terms of this Lease as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building which results from such a breach. Without limiting the foregoing, if the presence of any Hazardous Material in the Building caused or permitted by Tenant results in any contamination of the Building, Tenant shall promptly take all actions at its sole expense as are necessary to return the Building to the conditions existing prior to the introduction of such Hazardous Materials to the Building; provided that the Landlord's approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained.

               45.2 Notwithstanding any provision in this Lease to the contrary, it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment, or subletting of the Premises if (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

               45.3 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste," or "restricted hazardous waste" or similar term under the law of the jurisdiction where the property is located, or (ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. ss. 1317), (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 47 U.S.S. ss. 6901 et seq. (42 U.S.C. ss. 6903), or (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. (42 U.S.C. ss. 9601).

                  45.4 As used herein, the term "Laws" means any applicable federal, state or local laws, ordinances or regulation relating to any Hazardous Material affecting the Building, including, without limitation, the laws, ordinances, and regulations referred to in Section 45.3 above.

                  45.5 Landlord and its employees, representatives and agents shall have access to the Building during reasonable hours and upon reasonable notice to Tenant in order to conduct periodic environmental inspections and tests of Hazardous Material contamination of the Building.

Special Provisions. The special provisions set forth in Exhibits "D" and "E" hereto are made a part hereof.

         SIGNED, SEALED AND DELIVERED as of the date first above written.

                                     TENANT:

                                     Gulliver Ritchie Associates, Inc.


                                     /s/ Gulliver Ritchie Associates, Inc.(SEAL)
                                     By:
                                        ----------------------------------------
                                     Its: President


                               Attest:
----------------------------
Date Executed                         -----------------------------------------
                                      Its:
                                           ------------------------------------
                                           Tenant Employee Identification Number


         By execution and delivery of this Lease, Tenant has made and shall be deemed to have made a continuous and irrevocable offer to lease the Premises, on the terms contained in this Lease, subject only to acceptance by Landlord (as evidenced by Landlord's signature hereon), which Landlord may accept in its sole and absolute discretion.

                                    LANDLORD:

                                    The First National Bank of Chicago, as
                                    Trustee for New England Mutual Life
                                    Insurance Company Commercial Mortgage
                                    Pass Through Certificates, Series 1993-1

                                    By:  Lennar Partners, Inc., a Florida
                                            corporation


                                    By: /s/ Jeffrey P. Krasnoff
                                      ----------------------------------------
                                             Jeffrey P. Krasnoff

                                   EXHIBIT "A"

                          [Legal Description of Space]

                                   EXHIBIT "B"

                           MEMORANDUM CONFIRMING TERM

         THIS MEMORANDUM ("Memorandum") is made as of _________________, 19__ between The First National Bank of Chicago, as Trustee for New England Mutual Life Insurance Company Mortgage Pass Through Certificates, Series 1993-1 ("Landlord") and Gulliver Ritchie Associates, Inc., a ______________ corporation ("Tenant"), pursuant to that certain Lease Agreement between Landlord and Tenant dated as of June 1, 1996 (the "Lease") for the premises located at 40 Technology Parkway, Suite 100, Atlanta, Georgia (the "Premises") and more particularly described in the Lease. All initial capitalized terms used in this Memorandum have the meanings ascribed to them in the Lease.

         1. Landlord and Tenant hereby confirm that:

            (a) The Commencement Date of the Term is _______________, 19__.
            (b) The Expiration Date of the Term is ______________, 19__.
            (c) The date rental commences under the Lease is ___________, 19__.

         2. Tenant hereby confirms that:

            (a) All commitments, arrangements or understandings made to induce tenant to enter into the Lease have been satisfied;
            (b All space and improvement have been completed and furnished in accordance with the provisions of the Lease; and
            (c) Tenant has accepted and is in full and complete possession of the Premises.

         This Memorandum shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first set forth above.

LANDLORD:                                          TENANT:

The First National Bank of Chicago,       Gulliver Ritchie Associates, Inc.
as Trustee for New England Mutual
Life Insurance Company Commercial         -------------------------------------
Mortgage Pass Through Certificates,       By:
Series 1993-1                                ----------------------------------
                                          Its:
                                              ---------------------------------


By:      Lennar Partners, Inc., a         Attest:
         Florida corporation                     ------------------------------
                                          Its:
                                              ---------------------------------

         By:
            -------------------------
              Jeffrey P. Krasnoff

                                   EXHIBIT "C"

                          Attached to and made part of

                       Lease Agreement dated July 3, 1996

Landlord: The First National Bank of Chicago, as Trustee for New England Mutual
          Life Insurance Company Mortgage Pass Through Certificates, Series
          1993-1

Tenant:   Gulliver Ritchie Associates, Inc.

         The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith, the land situated beneath the Building and the appurtenances thereto:

         Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the leased premises and for going from one to another part of the Building.

         Plumbing, fixtures and appliances shall be used only for the purpose for which designed, and no sweepings, rubbish, rages, Hazardous Material as defined herein, or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or such tenant's agents, employees or invitees, shall be paid by such tenant, and Landlord shall not in any case be responsible therefore.

         No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building except of such color, size and style and in such places as shall be first approved in writing by Landlord. No nails, hooks, or screws shall be driven or inserted in any part of the Building except as a part of the hanging of normal office art, and except by the building maintenance personnel nor shall any part of the Building be defaced by tenants. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

         Landlord will provide and maintain an alphabetical directory board for all tenants in the main lobby of the Building, and no other directory shall be permitted unless previously consented to by Landlord in writing.

         Landlord shall provide all locks for doors in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional lock or locks on any door in its leased area without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in each tenant's leased premises shall be furnished by Landlord to each tenant, at the cost of such tenant, and the tenants shall not have any duplicate keys made.

         Tenants will refer all contractors, contractors' representatives and installation technicians rendering any service to them to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building, including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

         Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which requires the use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movement shall be under the supervision of Landlord and in the manner agreed between the tenants and Landlord by prearrangement before performance. Such prearrangement initiated by a tenant will include determination by Landlord, and subject to it decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment or any other item from being brought into the Building. Tenant assumes all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as result of acts in connection with carrying out this service for a tenant from the time of entering the Project to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, and act in connection with such service performed for a tenant.

         Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which shall, in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damages done to the Building by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

         A tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done under the supervision of the Building manager, after written permission from Landlord. Persons employed to move such property must be acceptable to Landlord.

         Corridor doors, when not in use, shall be kept closed.

         Each tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purposes of such cleaning other than the Building's cleaning and maintenance personnel. Landlord shall be in no way responsible to the tenants, their agents, employees, or invitees for any loss of property from the leased premises or public areas or for any damages to any property thereon from any cause whatsoever.

         Should a tenant require telegraphic, telephone, enunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power of heating without Landlord's prior written permission.

         Tenants shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

         Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairway. No animals shall be brought into or kept in, on or about the Building.

         No machinery of any kind other than ordinary and necessary office equipment shall be operated by any tenant in its leased premises without the prior written consent of Landlord, nor shall any tenant use or keep in the Building any inflammable or explosive fluid or any other Hazardous Material.

         No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

         Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

         Smoking is prohibited in all areas of the Building except where expressly permitted by Landlord (if any such area is permitted). Landlord reserves the right to relocate or eliminate any such areas where smoking is permitted, at any time.

         Any additional services not required by lease to be performed by Landlord, which Tenant requests Landlord to perform and which are performed by Landlord shall be billed to Tenant at Landlord's cost plus twenty percent (20%).

         Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its sole judgment shall from time to time be deemed appropriate for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to tenant, shall be binding upon it in like manner as if originally prescribed.

                                   EXHIBIT "D"

                          Attached to and made part of

                       Lease Agreement dated July 3, 1996.

Landlord: The First National Bank of Chicago, as Trustee for New England Mutual
          Life Insurance Company Mortgage Pass Through Certificates, Series
          1993-1

Tenant:   Gulliver Ritchie Associates, Inc.

                             (SPECIAL STIPULATIONS)

         Parking. Landlord and Tenant agree that Tenant shall have the right to use Tenant's Share of the parking spaces in the parking lot serving the Building. Tenant agrees that Tenant shall not utilize, nor shall it permit its employees or invitees to utilize, parking spaces in excess of the allotment set forth above.

         Expansion. In the event that, following the second (2nd) anniversary of the Commencement Date, Tenant should desire to lease additional space (the "Expiration Space") in the Building and Landlord is unable to offer such space to Tenant for occupancy within six (6) months following written notice from Tenant of Tenant's bona fide offer to lease such additional space, then tenant shall have the one-time right to terminate the Lease by written notice delivered to Landlord not less than 180 days prior to the third
(3rd)anniversary of the Commence Date, which notice shall be accompanied by payment of a termination fee (the "Termination Fee") in the amount of $73,500.00. The effective date of cancellation shall be the third (3rd) anniversary of the Commencement Date. Notwithstanding the foregoing, Tenant shall have no right of termination with respect to any offer by Tenant to lease less than 2,000 square fee nor more than 3,500 square feet of space in the Building. The Expansion Space need not be contiguous with the premises. The rental rate for the Expansion Space shall be Landlord's reasonable discretion. The term for the Premises and Expansion Premises shall be 5 years. If, within six (6) months following the date of cancellation, Tenant shall not have entered into a new lease for space in a building of comparable equality with the Building, in the metropolitan Atlanta, Georgia area, for not less than 12,000 rentable square feet and a term of not less than 36 months, then Tenant shall be in default under this Lease and shall be liable for all damages hereunder in addition to payment of the Termination Fee.

         If at any time after the Commencement Date the Landlord shall receive a bona fide offer (the "Offer") for the lease of all or any contiguous portion of the space adjacent to the Premises depicted on Exhibit "J" attached hereto and made a part hereof (the "Option Space"), Landlord shall promptly notify Tenant in writing of such Offer. Tenant shall thereafter have four (4) business days from the receipt of such notice to notify Landlord that Tenant desires to lease such portion of the Option Space. If Tenant shall so notify Landlord in writing within said four (4) business days period, then such portion of the Option Space shall be leased by Tenant for the rental rate contained in such Offer, and with allowances as provided for tenant improvements as set forth in said Offer. The term of any such lease of Option Space shall be for the term contained in the Offer, or such longer period of time as necessary to make such lease coterminous with the term hereof. Landlord shall thereafter prepare an amendment to this Lease expanding the Premises to include such portion of the Option Space for the remaining term of this Lease. If Tenant fails to so notify Landlord within such four (4) business day period, or if Tenant notifies Landlord in writing that Tenant does not elect to lease such portion of the Option Space, then Landlord may lease such portion of the Option Space, then Landlord may lease such portion of the Option Space to such offer or at any time thereafter. If such transaction is not consummated with such third-party for any reason, such portion of the Option Space shall again be subject to the terms of this Section. If such transaction with such third-party is consummated, the terms of this Section shall automatically terminate and be null and void and of no further force and effect and be not binding on any subsequent Landlord.

                                   EXHIBIT "E"

                             INTENTIONALLY OMITTED.

                                   EXHIBIT "G"

                                   WORK LETTER

This Work Letter is part of the Lease dated July 3, 1996, between The First National Bank of Chicago, as Trustee for New England Mutual Life Insurance Company Mortgage Pass Through Certificates, Series 1993-1, as Landlord and Gulliver Ritchie Associates, Inc., as Tenant, and shall be subject to all of the same terms, definitions and conditions of the Lease. It is agreed that Landlord and Tenant will complete construction of the Premises in accordance with the following:

A.       IMPROVEMENTS TO THE PREMISES

         1. Tenant Allowance and Credits. Tenant shall bear costs of any and all improvements to Tenant's Premises including all costs for architectural and engineering fees and costs for construction management fees payable to Landlord's construction manager. Tenant shall receive an allowance (the "Base Allowance") of $67,872.00 (or $8.00) per rental square foot). Landlord shall fund an additional allowance (the "Additional Allowance") of up to $33,936.00 (or $4.00 per rentable square foot) in addition to the Base Allowance, which sum, together with interest at the rate of 10% per annum, shall be paid as Additional Interest in sixty (60) equal monthly installments on the same date as Base Rent is due. Tenant shall be responsible for all costs and expenses of designing and constructing the Premises, if any, in excess of Base Allowance and the Additional Allowance, provided however, that Landlord shall be responsible for payment of all fees associated with the preliminary design of the Premises.

B.       PLANS AND SPECIFICATIONS.

         1. Tenant's plans and specifications shall be in such form and detail as Landlord may reasonably require in order to determine (a) if the materials to be used by the Tenant meet the quality standard prescribed by the Landlord for all improvements in the Building; and (b) the effect of Tenant's Work on the structural components and service systems and facilities of the Building.

         Tenant's plans and specifications shall include the following:

                  a. Space Plans: The "Space Plans" shall be a schematic plan of the Premises indicating the location of all partitions and doors, and shall include the locations and structural, mechanical, electrical or plumbing requirements of any equipment or usage which may affect the structural components and service systems of the Building.

                  b. Final Plans: The "Final Plans" shall consist of all plans and specifications necessary to construct the Tenant's Work, including all mechanical and electrical working drawings.

The Space Plans and the Final Plans (collectively, the "Plans") shall be prepared by a certified architect and shall be submitted to Landlord on or before July 3, 1996. If available at the time of the execution of this Lease, the Plans shall be attached hereto as Exhibit H. The Final Plans shall be in a form in which building permits can be readily obtained and shall comply with all applicable local laws, ordinances, codes and regulations. The architect shall certify to Landlord and Tenant that the Plans comply with the ADA, as that term is defined in the Lease, and all other pursuant City and County, State and Federal rules, laws and regulations. The architect shall issue a certificate with respect to the Plans in the form attached hereto as Exhibit G.

         2. Tenant's Space Plans and Final Plans shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. If Landlord disapproves of any of Tenant's

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Space Plans, Landlord shall advise Tenant of the detailed reason(s) for withholding approval. After being so advised by Landlord, Tenant shall submit revised Tenant's Space Plans incorporating the reasonably required revisions for Landlord's approval. All submissions and resubmissions by Tenant of Tenant's Space Plans shall be made in accordance with section C, of this Work Letter (the "Schedule"). Approval by Landlord shall not be deemed to be a representation or warranty by Landlord with respect to the safety, adequacy, correctness, efficiency or compliance with the law of Tenant's Plans.

         3. Tenant's Final Plans shall contain all mechanical and electrical working drawings.

C.       SCHEDULE

         1. Activities. The schedule is based upon and shall include but not be limited to the following list of activities:

            a. Tenant's architect shall prepare the Plans. The Landlord shall review the Tenant's Plans. The Landlord shall note any areas requiring additional information for the purpose of implementing the Construction Drawings, or approve the plans as submitted.

            b. Finalization of Construction Drawings. The Tenant shall furnish the Landlord with all required information describing modifications to the Space Plans along with any revision of specification or requirements within three days of execution of the Lease Agreement.

            c. Landlord shall approve Tenant's revised Space Plans, if modified as requested, within ten (10) days of receipt.

D.       CONTRACTORS

         In connection with the selection of the general contractor, Landlord shall seek at least two (2) competitive bids. Landlord and Tenant shall jointly review all competitive bids received, and the decision as to the final accepted bid shall be made by Landlord with the reasonable approval of Tenant.

E.       CERTIFICATE OF OCCUPANCY

         Landlord and Tenant shall cooperate with each other in the construction of the improvements to the Premises and shall endeavor to have a Certificate of Occupancy issued by the appropriate municipality (but Landlord shall have no liability for its failure to secure such Certificate of Occupancy).